Exhibit 16.1

November 9, 2017

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
 Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 8, 2017 of Infinity Distribution, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

 Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117     Phone: (888)727-8251  Fax: (888)782-2351